Exhibit 99.1

Trilogy Metals Announces Appointment of Richard Gosse as VP Exploration

VANCOUVER, BC, Sept. 3, 2020 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy Metals" or the "Company") announces that the Company has appointed Richard Gosse as Vice President Exploration, effective immediately.

Mr. Gosse is a highly seasoned exploration geologist with 35 years of experience, including 15 years at the Vice President level, providing leadership to exploration teams with track records of discovery and delivering value in greenfield and brownfield environments.

Previously, Mr. Gosse was the Senior Vice President Exploration at Dundee Precious Metals Inc. ("Dundee") where he provided leadership, exploration strategy and oversight of initiatives to achieve corporate targets to replace mine reserves with near mine discoveries in Bulgaria and Armenia. Prior to his time with Dundee, Mr. Gosse was the Vice President Exploration at Ivanhoe Mines Ltd. (now Turquoise Hill Resources Ltd.) where he led the exploration efforts at the world class Oyu Tolgoi copper-gold project in Mongolia. Mr. Gosse also represented Ivanhoe on management and exploration committees with Rio Tinto Plc and other partners and worked closely with independent exploration groups in Ivanhoe subsidiaries.

Mr. Gosse earned his B.Sc. in Geology at Queens University and his M.Sc. in Mineral Exploration at Imperial College of Science and Technology, London.

Tony Giardini, President and CEO of Trilogy, commented, "I am very pleased to welcome Richard to our management team. His track record of discovery and mineral resource growth will aid us as we work with our partners to focus on additional exploration opportunities in the highly prospective, world class, Ambler Mining District. His experience in collaborating with joint venture partners will be invaluable to the Company and I am very excited to have someone of Richard's stature join the Company."

Richard Gosse commented, "The opportunity to join the Trilogy team is very exciting given the Company's ownership interest in the Ambler Mining District. I have had the good fortune to work on and around some of the most compelling projects in the world and I believe that the Upper Kobuk Mineral Projects ("UKMP"), with the combination of large shallow high grade deposits and it's highly prospective land package, have the potential to become a world-class mining district. I look forward to working with all our partners in adding value to these projects."

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company which holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the UKMP in northwestern Alaska. On December 19, 2019, South32, which is a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within land package that spans approximately 172,636 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included hereinare forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; the exploration potential of the UKMP; and other statements that are not statements of fact.  Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our assumptions with respect to the likelihood and timing of the Ambler Mining District Industrial Access Project; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2019 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/September2020/03/c8308.html

%CIK: 0001543418

For further information: Company Contact: Patrick Donnelly, Vice President Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 03-SEP-20